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
                                                      As filed with the Securities and Exchange Commission on July 3, 2003
                                                                                               Registration No. 333-______
--------------------------------------------------------------------------------------------------------------------------

                                            SECURITIES AND EXCHANGE COMMISSION
                                                  Washington, D.C. 20549

                                                  ----------------------

                                                         Form S-8
                                                  REGISTRATION STATEMENT
                                                           Under
                                                THE SECURITIES ACT OF 1933

                                                  ----------------------

                                                    MARGO CARIBE, INC.
                                  (Exact name of registrant as specified in its charter)


                                     Puerto Rico                              66-0550881
                            (State or other jurisdiction of                 (I.R.S. employer
                             incorporation or organization)                identification no.)

                                                State Highway 690, K.M. 5.8
                                            Vega Alta, Puerto Rico 00692 00692
                                   (Address of principal executive officers) (Zip code)

                                        MARGO CARIBE, INC. 1988 STOCK BENEFITS PLAN
                                       MARGO CARIBE, INC. 2003 RESTRICTED STOCK PLAN
                                                 (Full title of the plans)

                                                  ----------------------

                                                    Michael J. Spector
                                                   Chairman of the Board
                                                and Chief Executive Officer
                                                    Margo Caribe, Inc.
                                                State Highway 690, KM. 5.8
                                               Vega Alta, Puerto Rico 00692
                                          (Name and address of agent for service)

                                                      (787) 883-2570
                               (Telephone number, including area code, of agent for service)

                                                  ----------------------

                                                        Copies to:

                                                   Ignacio Alvarez, Esq.
                                             Pietrantoni Mendez & Alvarez LLP
                                             Suite 1901, Banco Popular Center
                                                  209 Munoz Rivera Avenue
                                                San Juan, Puerto Rico 00918

                                                  ----------------------


                                              CALCULATION OF REGISTRATION FEE
============================================================================================================================
                                          Proposed Maximum      Proposed Maximum
Title of each Class of Securities to be      Amount to be      Offering Price Per   Aggregate Offering        Amount of
               Registered                 Registered(1) (2)         Share(2)             Price(2)          Registration Fee
Common Stock, par value $.001 per
share...................................        60,500                $2.90              $175,450               $15.62
Common Stock, par value $.001 per
share...................................       200,000                $7.21             $1,442,000             $128.34
============================================================================================================================
(1)  The amount being registered also includes an indeterminate  number of shares of Common Stock which may be issuable as a result of stock splits, stock dividends and antidilution  provisions and other terms, in accordance with Rule 416 under the Securities Act.
(2)  Estimated solely for the purpose of calculating the  registration  fee. This  registration  statement is being filed to register  60,500 shares  issuable upon the exercise of outstanding  options  granted under the Margo Caribe,  Inc. 1988
     Stock Benefits Plan and up to 200,000  shares that may be awarded under the Margo Caribe,  Inc. 2003  Restricted  Stock
     Plan. The  registration  fee for the 60,500 shares issuable upon exercise of options under the 1988 Stock Benefits Plan is based on the weighted  average  exercise  price of $2.86 as permitted by Rule 457(h) under the  Securities  Act. The registration  fee for the 200,000 shares issuable under the 2003 Restricted  Stock Plan has been computed in accordance with Rule 457(h) based upon the average of the high and low sales  prices of the Common  Stock on the NASDAQ  Market on
     June 30, 2003, namely $7.21.
============================================================================================================================
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


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1. PLAN INFORMATION

     Pursuant to the Note to Part I of the Form S-8 and Rule 428 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the information required by Part I is not being filed with the Securities and Exchange Commission (the "Commission").

Item 2. INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

     Margo Caribe, Inc. ("Margo") will provide without charge to each person to whom a copy of a Section 10(a) Prospectus hereunder is delivered, upon the oral or written request of such person, a copy of any document incorporated in this Registration Statement by reference. Requests for such information should be directed to Margo Caribe, Inc., Call Box 1370, Dorado, Puerto Rico 00646-1370,
Attention: Secretary

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     Margo hereby incorporates by reference the following documents which have been previously filed with the Commission:

          (1) Margo's Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

          (2) Margo's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003;

          (3) Margo's Current Reports on Form 8-K, filed with the Commission on April 12, 2003 and May 21, 2003; and

          (4) The description of Margo's Common Stock contained in its Registration Statement on Form 8-B, dated December 31, 1992, filed with the Commission as amended by its Current Report on Form 8-K filed with the Commission on January 9, 1998, and any other amendment or report filed for the purpose of updating such description.

     All documents filed by Margo pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.       DESCRIPTION OF CAPITAL STOCK

     Not applicable. The Company's Common Stock is registered under Section 12 of the Exchange Act.

Item 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

Item 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS

     (a) Article 1.02(B)(6) of the Puerto Rico General Corporation Act (the "PR GCA") provides that a corporation may include in its certificate of incorporation a provision eliminating or limiting the personal liability of members of its board of directors or governing body for breach of a director's fiduciary duty of care. However, no such provision may eliminate or limit the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which was illegal, or obtaining an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for breach of fiduciary duty. Article Ninth of Margo's Certificate of Incorporation contains such a provision.

     (b) Article 4.08 of the PR GCA authorizes Puerto Rico corporations to indemnify their officers and directors against liabilities arising out of pending or threatened actions, suits or proceedings to which they are or may be made parties by reason of being directors or officers. Such rights of indemnification are not exclusive of any other rights to which such officers or directors may be entitled under any by-law, agreement, vote of stockholders or otherwise. Margo's Certificate of Incorporation Margo provides that Margo shall indemnify its directors, officers and employees to the fullest extent permitted by law. Margo also maintains directors' and officers' liability insurance on behalf of its directors and officers.

Item 7.       EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

Item 8. EXHIBITS

Exhibit
Number            Description of Exhibits

4.1 Certificate of Incorporation of Margo, as amended to date, (incorporated by reference to Exhibit 3(a) to Margo's Annual Report on Form 10-K for the year ended December 31, 1999.)

4.2 By-laws of Margo, (incorporated by reference to Margo's Annual Report on Form 10-K for the year ended December 31, 1997.)

4.3 Specimen certificate of Margo's Common Stock, par value $0.001 per share, ( incorporated by reference to Exhibit 4.3 to Margo's Registration Statement on Form S-8 (No. 333-59619) filed with the Securities and Exchange Commission on July 22, 1998.)

4.4 Margo 1988 Stock Benefits Plan, (incorporated by reference to Margo's Annual Report on Form 10-K for the year ended December 31, 1988.)

4.5               Form of Stock  Option  Agreement  under  1988  Stock  Benefits
                  Plan.*

4.6               Margo 2003 Restricted Stock Plan.*

5                 Opinion of Pietrantoni Mendez & Alvarez LLP *

23.1              Consent  of  Pietrantoni  Mendez & Alvarez  LLP  (Included  in
                  Exhibit 5).

23.2              Consent of Deloitte & Touche.*

24                Powers of Attorney (included on pages II-4 through II-5).

--------
*    Filed herewith.

Item 9. UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person against the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Juan, Commonwealth of Puerto Rico, on this 3rd day of July, 2003.

                                                      MARGO CARIBE, INC.
                                                         (Registrant)


                                           By:     /s/ Michael J. Spector
                                              -------------------------------
                                           Name:    Michael J. Spector
                                           Title:   Chairman of the Board and
                                                    Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael J. Spector and J. Fernando Rodriguez, and each of them individually, his true and lawful attorneys-in-fact and agents, with full power and in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, and to file such Registration Statement and all such amendments or supplements, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue thereof.


Signature                       Title                          Date
---------                       -----                          ----
/s/ Michael J. Spector          Chairman of the Board and      July 3, 2003
------------------------        Chief Executive Officer
Michael J. Spector

                                Director                       July __, 2003
------------------------
Jairo Estrada
                                Director                       July __, 2003
------------------------
Blas R. Ferraiuoli

/s/ Michael A. Rubin            Director                       July 3, 2003
------------------------
Michael A. Rubin

Signature                    Title                                 Date
---------                    -----                                 ----

/s/ Ramon Dominguez          Director                              July 3, 2003
------------------------
Ramon Dominguez

/s/ J. Fernando Rodriguez    President, Chief Operating Officer    July 3, 2003
------------------------     and Director
J. Fernando Rodriguez        a

/s/ Olga Falcon              Controller (Principal Financial and   July 3, 2003
------------------------     Accounting Officer)
Olga Falcon

                                  EXHIBIT INDEX


Exhibit
Number      Description of Exhibits
------      -----------------------

4.1         Certificate  of   Incorporation   of  Margo,  as  amended  to  date,
            (incorporated by reference to Exhibit 3(a) to Margo's Annual Report on Form 10-K for the year ended December 31, 1999.)

4.2 By-laws of Margo, (incorporated by reference to Margo's Annual Report on Form 10-K for the year ended December 31, 1997.)

4.3 Specimen certificate of Margo's Common Stock, par value $0.001 per share, (incorporated by reference to Exhibit 4.3 to Margo's Registration Statement on Form S-8 (No. 333-59619) filed with the Securities and Exchange Commission on July 22, 1998.)

4.4 Margo 1988 Stock Benefits Plan, (incorporated by reference to Margo's Annual Report on Form 10-K for the year ended December 31, 1988.)

4.5         Form of Stock Option Agreement under 1988 Stock Benefits Plan.**

4.6         Margo 2003 Restricted Stock Plan.*

5           Opinion of Pietrantoni Mendez & Alvarez LLP *

23.1        Consent of Pietrantoni Mendez & Alvarez LLP (Included in Exhibit 5).

23.2        Consent of Deloitte & Touche.*

24          Powers of Attorney (included on pages II-4 through II-5).








--------
* Filed herewith.